As filed with the Securities and Exchange Commission on April 25, 2018

File No. 333-222396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

Nevada	7990	99-0385424
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Brian Kistler, President

215 North Jefferson, Box 591, Ossian, IN 46777

(260) 490-9990

bkistler1956@gmail.com

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200, Carson City, NV 89701

855-335-8519

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee (6)

Common Stock, $0.001 par value per share, to be offered by the selling stockholders	29,600,000	$2.00	$59,200,000	$7,370.40

Total	29,600,000	—	$59,200,000	$7,370.40

______________

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.
(3)	Offering price has been arbitrarily determined by the Board of Directors.
(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).
(5)	The offering price has been calculated as the exercise price solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS

Subject to completion, dated April 25, 2018

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

29,600,000 Shares of Common Stock Offered by the Selling Stockholders

$2.00 per share

This is a resale public offering of our common stock, par value $0.001 per share. The selling stockholders identified in this prospectus are selling 29,600,000 shares of common stock. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Principal; and Selling Stockholders.” We have borne and will continue to bear the costs relating to the registration of these shares.

If the selling stockholders sell all 29,600,000 shares of their stock, the net proceeds to the selling stockholders would be $59,200,000. We will not receive proceeds from the sale of any shares by the selling stockholders.

This offering for the selling stockholders will terminate on the date which is 180 days from the effective date of this prospectus or upon the vote of our board of directors.

The selling stockholders are selling their shares at $2.00 per share.

Our stock is quoted on the OTCQB but due to our limited trading volume, there is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The shares of common stock being sold by the selling stockholders were issued in transactions made in reliance on Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Our common stock is quoted on the OTC Market Group’s quotation system under ticker symbol SEGN. There is no trading market for our common stock on the date hereof.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our selling stockholders will attempt to sell the shares being offered hereby on their own behalf. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be received by the selling stockholders and will not directly benefit the Company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

The date of this prospectus is ___, 2018

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ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and the “Company” refer to Success Entertainment Group International, Inc.

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” and the financial statements and the notes to the financial statements.

Business Overview

Our Company was incorporated in the State of Nevada on January 30, 2013 (Inception) under the name Altimo Group Corp. to engage in the sale of frozen yogurt machines.

Our fiscal year end is December 31.

On March 13, 2013, we issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

Between December 2013 and March 2014, we sold 2,360,000 shares of common stock for cash proceeds of $23,600 at $0.01 per share.

On May 5, 2014, Marek Tomaszewski, our then sole officer, director, and majority shareholder, entered into an agreement to sell 8,000,000 shares of our common stock, representing 77% of our outstanding common shares, to Success Holding Group Corp. USA, a Nevada corporation (“Success Holding”), which resulted in a change of control of our Company effective July 14, 2014. As a result of the transaction, Success Holding became our majority shareholder and we became its majority controlled subsidiary.

Effective July 14, 2014, Marek Tomaszewski, resigned as our sole director and officer of our company. Concurrently with Mr. Tomaszewski’s resignation Steve Chen was appointed as our Chief Executive Officer and as a director of our Board of Directors, and Brian Kistler was appointed as our President, Secretary, Treasurer and Chief Financial Officer, and as a member of our Board of Directors.

Effective on July 15, 2014 we entered into a release and waiver of debt agreement with Marek Tomaszewski, our then outgoing President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer, pursuant to which Mr. Tomaszewski agreed to waive and release the debt due and owing to him by our company in the aggregate amount of $5,100.

Effective July 14, 2014, our Board of Directors and majority shareholders approved an amendment to our articles of incorporation to change our name to “Success Entertainment Group International Inc.” The amendment was approved by our Board of Directors to better reflect the new nature of our business operations.

Effective July 15, 2014, as a result of the change in ownership and management described above, we abandoned our former business plan and adopted our current business of the production and development of internet movies and training films.

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On September 26, 2014, we received approval from the FINRA to give effect to the name change approved on July 14, 2015. Our trading symbol concurrently changed to “SEGN” and we were assigned the new CUSIP number 86457R107.

On November 19, 2015, we acquired 100% of the outstanding securities of Double Growth Investment Ltd. On December 9, 2015, we acquired 100% of the outstanding securities of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. We made these acquisitions for future investment purposes.

On December 1, 2014, our Board of Directors authorized an amendment to our Bylaws to change our Company’s fiscal year end From March 31 to December 31.

From August 17 to August 22, 2017, we issued 64,640,000 shares of common stock to several parties for cash proceeds of $64,640 at $.001 par value per share.

Current Business

Our current focus and operations is the production of Internet movies in China, for distribution in China. Specifically, we seek to produce dramatic, feature length films for the internet that appeal to teens and young adults and which incorporate inspirational themes. In addition, we will seek to sell distribution rights for these films, and to develop and sell promotional and other products related to these films throughout the world.

Our former majority shareholder, Success Holding Group Corp. USA is also the majority shareholder of Success Holding Group International Inc., which is engaged in the production of internet movies with a focus on serial or episodic films and short films. In contrast, our focus is on production of non-series and feature length internet movies.

Currently, our management is seeking and evaluating opportunities for our company to produce an internet movie, or participate in the production of an internet movie as a financial partner, development partner, or production partner. In that regard we are seeking and evaluating film concepts, screenplays, financing opportunities, branding opportunities, and prospective creative and financial partners. As at the date of this prospectus, we have not entered into any definitive agreement with any third parties and have not commenced pre-production or production of any film. We anticipate that we will require an operating budget between $300,000 and $1,000,000 to execute our first film project, depending on the scope of our participation and the scale of the project.

Where You Can Find Us

Our principal executive offices are located at:

Success Entertainment Group International, Inc.

215 North Jefferson, Box 591, Ossian, IN 46777

Our telephone number at this address is: (260) 490-9990

Our website address is http://www.segnusa.com/seg/

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The Offering

Issuer:	Success Entertainment Group International, Inc.

Common stock offered by us:	0 Shares

Common stock offered by the selling stockholders:	29,600,000 shares at $2.00 per share

Common stock outstanding before the offering:	75,000,000 shares

Common stock to be outstanding after the offering:	75,000,000 shares

Use of proceeds:	We will not receive any proceeds from the sale of shares of common stock in this offering by the selling stockholders.

Dividend policy:

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Quoted on the OTC Markets Trading System:	Our common stock is quoted on OTCMarkets.com under the OTCQB market tier under the trading symbol “ SEGN.”

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•

The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•

The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder non-binding advisory votes;

•	submit for stockholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•

present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

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Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•

present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

RISKS RELATED TO OUR BUSINESS

We have a history of losses and limited revenues, which raise substantial doubt about our ability to continue as a going concern.

For the year ended December 31, 2017 we have incurred aggregate net losses of $24,162. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when we will successfully begin or complete production of any films, the demand for our productions, and the level of competition and general economic conditions.

Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our planned film(s), which is subject to numerous risk factors as set forth below.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until we successfully produce and sell or license one or more movies. Our history of losses and limited revenues raise substantial doubt about our ability to continue as a going concern.

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We may continue to have negative cash flows. We have estimated that we will require approximately $1,075,000 to carry out our business plan for the next twelve months. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

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Our ability to produce and market internet movies will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

•	support our planned growth and carry out our business plan;

•	hire top quality personnel for all areas of our business; and

•	address competing technological and market developments.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no significant tangible assets and generated revenue from operations of $313,000 during 2017 for the first time. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Accordingly, we must be considered in the development stage. Our success is significantly dependent on a successful production and commercialization of internet movies. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to produce, or to successfully market and commercialize, an internet movie, or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we fail to effectively manage the growth of our company and the development of our internet movie production business, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our internet movie production business, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to develop, produce, and market our productions, manage operations, and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be unable to implement our business plan or increase our revenues.

The market for internet movie production and distribution is intensely competitive and highly fragmented. Many of these competitors may have longer operating histories, greater financial, technical and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new distribution services and technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

In addition, many of our large competitors may offer customers a broader or superior range of entertainment content. Some of our competitors may conduct more extensive promotional activities and offer better production value to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

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Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them by reason of his or her being or having been one of our directors or officers .

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers. In the event that any of our officers or directors incurs any expenses, liability or loss resulting from any such action, suit or proceeding, we will be responsible for such expenses, liabilities, or losses, which could have a material adverse effect on our business and financial condition.

The success of our business depends upon the continuing contribution of our key personnel.

We are substantially dependent on the services of Steve Andrew Chen, our Chairman of the Board of Directors and Mr. Chris Hong, our Chief Executive Officer and other members of our senior management team. The knowledge of Mr. Chen of our business would be difficult to replace in the event we should lose his services. There can be no assurance that Mr. Chen will continue in his present capacity for any particular period of time. Other than non-compete provisions of limited duration included in employment agreements that we may or will have with certain individuals, we do not generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of any of our senior management team, particularly those who are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our business.

Our officers and directors may be subject to conflicts of interest

Our officers and directors provide their services on a non-exclusive, part-time basis, and may therefore become subject to conflicts of interest resulting from their other activities. Mr. Chen, for example, devotes part of his working time to other business endeavors, which include serving as Chairman, Success Holding Group International, Inc., which is also engaged in the internet movie production business. Potential conflicts which may arise from these relationships include conflicts in deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Currently, we have no policy in place to address such conflicts of interest. As a result, our business and results of operations could be materially adversely affected.

RISKS RELATED TO ONLINE MOVIE INDUSTRY

Our future growth depends on the increased acceptance of the Internet as an effective viewing platform for movies and the increased Internet penetration among the general population in China .

We expect to generate a significant portion of our revenues from providing Internet movies to consumers. Internet videos are growing at significant rates in China, particularly among more educated Chinese users. Based on statistics, the Tencent Company in Shenzhen China, who created the internet communication and social media tool known as “WeChat,” has surpassed Facebook in its user base and revenue. However, with stronger competition every day, the video cont ent must have a unique quality so as to attract a wider array of users to pay and watch those videos, which is a hurdle the Company must overcome. Any negative perceptions as to the effectiveness of Internet movies may limit the growth of our business and adversely affect our results of operations. If the Internet does not become widely accepted as a movie platform, our business, financial position and results of operations could be materially and negatively affected.

Internet usage in China may be limited among the general population. China has a relatively low penetration rate compared to most developed countries. The relatively high cost of Internet access may limit the increase in Internet penetration rate in China. The relatively underdeveloped telecommunications infrastructure and capacity constraints may further impede the development of the Internet to the extent that users experience delays, transmission errors and other difficulties. In addition, China has only recently developed the Internet as a commercial medium and as a result, our Internet movie business is subject to many uncertainties, which could materially and adversely affect our business prospects, financial condition and results of operations.

Failure to enhance our brand recognition could have a material adverse effect on our results of operations and growth prospects .

We believe the importance of brand recognition for our Internet movies will increase as the number of Internet users in China grows. If we fail to effectively develop and enhance our brand recognition, we may not be able to attract new consumers to for movie viewing. Furthermore, if our Internet movies are to be successful, we need to attract viewers on a regular basis by providing Internet movies and other relevant information. If we fail to attract enough viewers, we may not be able to generate sufficient revenues, which could materially and adversely affect our financial position and results of operations. While we plan to continue to enhance our brand recognition for our Internet movies, we may not always be able to achieve its expected results or do so in a short period of time. If this happens, our business prospects, financial condition and results of operations may be materially adversely affected.

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We will rely on China’s general population for a substantial portion of our revenues and future growth, but the Internet movie industry is at an early stage of development and subject to many uncertainties.

We will rely on China’s general population for a substantial portion of the revenues that we expect to generate from providing Internet movies. We believe that we will greatly benefit from the rapid growth of China’s Internet usage during the past few years. However, China’s Internet movie services are still at an early stage of development and remain subject to many uncertainties. We cannot predict how this industry will develop in the future. Further, the growth of China’s Internet movie industry could be affected by many factors, including:

•	general economic conditions in China and around the world; and

•	the growth of disposable household income available to for Internet movies.

Any adverse change to these factors could reduce demand for Internet movies. Demand for our Internet movie products and services may be particularly sensitive to changes in general economic conditions. If China’s economy stagnates or contracts, our business, financial condition and results of operations would be materially and adversely affected.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, financial condition and results of operations.

Any actual or perceived threat of a financial crisis in China, in particular a credit and banking crisis, could have an indirect, but material and adverse impact on our business and results of operations. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global economy has continued to face new challenges, including the escalation of the European sovereign debt crisis in 2011 and the slowdown of the Chinese economy since 2012. It is unclear whether the European sovereign debt crisis will be contained and whether the Chinese economy will maintain its high growth rate. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. There have also been concerns over unrest in the Middle East and Africa, which have resulted in volatility in oil price and other markets, and over the possibility of a war involving Iran. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. It is impossible to predict how the Chinese economy would develop in the future.

Nonetheless, any slowdown in China’s economic development might lead to increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. To the extent any fluctuations in the Chinese economy significantly affect demand for Internet movies or change spending habits, our results of operations may be materially and adversely affected.

Problems with China’s Internet infrastructure or with our third-party data center hosting facilities could impair the delivery of our services and harm our business .

Our Internet movie business will heavily depend on the performance and reliability of China’s Internet infrastructure, the continual accessibility of bandwidth and servers to service providers’ networks, and the continuing performance, reliability and availability of technology platforms. Because we will not license software to customers, Internet movie viewers will need to depend on the Internet to access the Internet movies, which must be properly running and accessible to all viewers at all times. We will rely on major Chinese telecommunication companies to provide us with bandwidth for our Internet movie services, and we may not have any access to comparable alternative networks or services in the event of disruptions, failures or other problems. Content distribution networks, located in several regions throughout China, may also be shut down or otherwise experience interruptions in a particular region. Internet access may not be available in certain areas due to natural disasters, such as earthquakes or local government decisions. If we experience technical problems in delivering Internet movies either at national or regional level, we could experience reduced demand for our Internet movies, lower revenues and increased costs.

Failure to protect our brand, trademarks, copyrights, trade secrets and other intellectual property rights could have a negative impact on our business.

We believe our Internet movie production brand, trademarks, copyrights, and other intellectual property rights will be critical to our success. Any unauthorized use of our brand, trademarks, copyrights, or other intellectual property rights could harm our competitive advantages and business. Our efforts in protecting our brand and intellectual property rights may not always be effective. We intend to file applications to register any copyright or trademarks in China, but may not be able to register such marks or register them within the category it seeks. Historically, China has not protected intellectual property rights to the same extent as the United States, and infringement of intellectual property rights continues to pose a serious risk in doing business in China. Monitoring and preventing unauthorized use is difficult. The measures we may take to protect our intellectual property rights may not be adequate. Further, the application of laws governing intellectual property rights in China is uncertain and evolving and could involve substantial risks to us. As the right to use Internet domain names is not rigorously regulated in China, other companies may incorporate in their domain names elements similar in writing or pronunciation to our potential trademarks and domain names. Our business could be materially and adversely affected if we could not adequately protect our content, trademarks, copyrights, trade secrets and other intellectual property.

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Copyright infringement and other intellectual property claims against us may adversely affect our business .

We could be subject to claims based upon the content that is contained in our Internet movies. Any lawsuits or threatened lawsuits, in which we are potentially involved, either as a plaintiff or as a defendant, could cost us a significant amount of time and money and distract management’s attention from operating its business. Any judgments against us in such suits, or related settlements, could harm its reputation and have a material adverse effect on its results of operations. If a lawsuit against us is successful, we may be required to pay damages. As a result, the scope of our Internet movies we will offer to viewers could be reduced, which may adversely affect our ability to attract and retain viewers.

RISKS RELATING TO THE PEOPLE’S REPUBLIC OF CHINA

Certain political and economic considerations relating to China could adversely affect our Company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.

Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities which could adversely affect our company.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and State ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

The Chinese legal system has inherent uncertainties that could limit the legal protections available to you.

Our contractual arrangements in China are governed by the laws of the PRC. China’s legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, and therefore you may not have legal protections for certain matters in China.

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PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of the current or future PRC laws and regulations, including regulations governing the validity and enforcement of such contractual arrangements. The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses, proscribing remittance of profits offshore and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC governmental restrictions on foreign investment in Internet content or if these regulations or the interpretation of existing regulations change in the future, we could be subject to penalties or be forced to relinquish its interests in those operations.

PRC law currently limits foreign ownership of companies that produce film or video productions, or which provide general Internet content services, in China up to 50%. Foreign and wholly foreign-owned enterprises are currently restricted from producing film or video productions, or from providing other Internet information services. As such, we must conduct our business through contractual arrangements with entities which are domiciled and controlled in China. Each of the entities will be owned by individual shareholders who are PRC citizens and hold the requisite licenses or permits to produce film or video, or to provide Internet content services in China. We expect to depend on structured entities to operate our businesses. There are uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of our contractual arrangements with structured entities. We have been advised that each of such contractual agreements for operating its business in China (including its corporate structure and contractual arrangements with the structured entities), need to comply with all applicable existing PRC laws, rules and regulations, and not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations. However, we cannot assure that the PRC regulatory authorities will not adopt any new regulation to restrict or prohibit foreign investment in Internet business through contractual arrangement in the future, or will not determine that our corporate structure and potential contractual arrangements violate PRC laws, rules or regulations.

We may have exposure to greater than anticipated tax liabilities.

We will be subject to enterprise income tax, business tax or value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of its provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of its business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believes our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in its financial statements and may materially affect its financial results in the period or periods for which such determination is made.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past twenty years, the rate of inflation in China has been as high as 24.1% in 1994 and as low as -1.4% in 1999 (according to National Bureau of Statistics of China). These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm our business operations.

Currency conversion and exchange rate volatility could adversely affect our financial condition.

The PRC government imposes control over the conversion of RMB into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China (“PBOC”) publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

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Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign Investment Enterprises (“FIEs”), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for RMB against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB 8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese RMB against a number of currencies, rather than just the U.S. Dollar. As our operations are primarily in China, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into RMB for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert RMB into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the RMB we convert would be reduced.

The RMB is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future.

We receive all of our revenues in PRC in RMB. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB are to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government could restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us.

We conduct our operations in China and some of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon such directors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our Chinese counsel has advised us that China does not have treaties with the U.S. and many other countries that provide for the reciprocal recognition and enforcement of judgment of courts. As a result, recognition and enforcement in China of judgments of a court of the U.S. or any other jurisdiction in relation to any matter may be difficult or impossible.

We are subject to the United States Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, particularly in our industry since it deals with contracts from the Chinese Government, and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the Share Exchange. If our competitors engage in these practices they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001, all of which are issued. Our board of directors, upon the approval of the stockholders, may seek to increase the number of authorized shares in the future and may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

Our common stock is quoted on the OTC Markets quotation system which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Markets electronic quotation system, which is a significantly more limited trading market than the NYSE MKT or The NASDAQ Stock Market. The quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Markets quotation system which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTC Markets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Our common stock is extremely thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted in the OTC Markets electronic quotation system and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our common stock is subject to price volatility unrelated to our operations.

The trading volume of our common stock has been and may continue to be extremely limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Markets may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

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We expect the market price of our common stock to fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Markets is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

We are subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We will be subject to the SEC’s penny stock rules.

Since our common stock may be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

Certain provisions of our Certificate of Incorporation and Bylaws and Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. These provisions may have the effect of delaying, deferring or preventing a change in our control.

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Our Directors And Executive Officers, Collectively, Own Approximately 66.81 % Of Our Outstanding Common Stock And May Be Able To Control Our Management And Affairs.

As of the date of this prospectus, our executive officers and directors beneficially owned an aggregate of approximately 66. 81% of our outstanding common stock. As a result, our directors and executive officers, acting together, may be able to control our management and affairs, including the election of directors and approval of significant corporate transactions, such as mergers, consolidation, and sale of all or substantially all of our assets. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, even if such a change of control would benefit our stockholders. It could also deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock. In deciding how to vote on such matters, those shareholders’ interests may conflict with yours.

We are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. In addition, we will incur substantial expenses in connection with the preparation of registration statements and related documents with respect to the registration and resale of the Common Stock

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. Failure to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our Common Stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock may be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;
•	announcements of developments by us or our competitors;
•	changes in the industries in which we operate;
•	regulatory actions regarding our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting the industries in which we operate;
•	additions or departures of key personnel;
•	introduction of new products by us or our competitors;
•	sales of the our Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

The market price of our common stock may be volatile following this offering, and our stock price may fall below the offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

•	changes in general economic or business conditions, both domestically and internationally;

•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

•	the number of securities analysts covering us;

•

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	changes in market valuations or earnings of companies that investors deemed comparable to us;

•	the average daily trading volume of our common stock;

•	future issuances of our common stock or other securities;

•	additions or departures of key personnel;

•	perceptions in the marketplace regarding our competitors and/or us;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market has experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

•	our ability to produce content that is well received by viewer s, which may be unpredictable and volatile;

•	our ability to successfully develop and expand our operations;

•	events beyond our control that increase production costs or the expenditure of capital that we cannot recover, could adversely affect our business, financial condition and reputation;

•	damage to our reputation or lack of acceptance of our brands;

•	o ur ability to compete successfully in a highly competitive industry;

•	increases in our labor costs, including as a result of changes in government regulation;

•	labor shortages or increased labor costs;

•	increasing competition in the industry in general;

•	our dependen ce on third parties for certain aspects of our operations , whose failure to generate high-quality work on time and within budget could have a material adverse effect on our business and results of operations;

•	the success of our marketing programs;

•	potential fluctuations in our quarterly operating results due to new products and other factors;

•	chan ges in laws and regulations in China with respect access to the Internet, content which may be exhibited over the Internet, ownership of media companies by foreign entities , currency conversion , taxes and other laws that directly impact our business;

•	the loss of key members of our management team;

•	strain on our infrastructure and resources caused by our growth;

•	the impact of federal, state or local government regulations relating to the industry;

•	the impact of litigation;

•	our inability to obtain adequate levels of insurance coverage;

•	the impact of our substantial indebtedness;

•	future asset impairment charges;

•	security breaches of confidential information;

•	inadequate protection of our intellectual property;

•	our ability to raise capital in the future;

•	the failure or breach of our information technology systems;

•	a major natural or man-made disaster at our corporate facility;

•	increased costs and obligations as a result of being a public company;

•	the impact of federal, state and local tax rules;

•	concentration of ownership among our existing executives, directors and principal shareholders may prevent new investors from influencing significant corporate decisions; and

•	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We assume no obligation to provide revisions to any forward-looking statements should circumstances change.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

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Overview

Success Entertainment Group International, Inc. (“the Company”, “we”, “us”, or “our”) was incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, there was a change in control of the Company.

In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the “Stock Purchase Agreement”) by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the “Control Block Seller”), and Success Holding Group Corp. USA, a Nevada corporation (the “Control Block Purchaser”), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals: (i) Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief Financial Officer.

Effective July 14, 2014, our Board of Directors and majority shareholders approved an amendment to our articles of incorporation to change our name to “Success Entertainment Group International Inc.” (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing our name to “Success Entertainment Group International Inc.”

Effective on July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the “Release Agreement”) with Marek Tomaszekwsi, the Company’s prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the “Creditor”), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the “Released Debt”). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company will now be the production and development of internet movies and training films.

On December 1, 2014 the Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

On November 19, 2015, the Company acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, the Company acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, and Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. The Company made these acquisitions for future investment purpose. In 2016, the Company discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

Our current focus and operations is the production of Internet movies in China, for distribution in China. Specifically, we seek to produce dramatic, feature length films for the internet that appeal to teens and young adults and which incorporate inspirational themes. In addition, we will seek to sell distribution rights for these films, and to develop and sell promotional and other products related to these films throughout the world.

Our majority shareholder, Success Holding Group Corp. USA is also the majority shareholder of Success Holding Group International Inc., which is engaged in the production of internet movies with a focus on serial or episodic films and short films. In contrast, our focus is on production of non-series and feature length internet movies.

Currently, our management is seeking and evaluating opportunities for our company to produce an internet movie, or participate in the production of an internet movie as a financial partner, development partner, or production partner. In that regard we are seeking and evaluating film concepts, screenplays, financing opportunities, branding opportunities, and prospective creative and financial partners. We anticipate an operational budget of between $300,000 to $1,000,000 depending on the nature of our involvement, production costs, and available funding. As at the date of this prospectus we have not entered into any definitive agreement with any third parties and have not commenced pre-production or production of any film.

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Where You Can Find Us

Our principal executive offices are located at:

Success Entertainment Group International, Inc.

215 North Jefferson, Box 591, Ossian, IN 46777

Our telephone number at this address is: (260) 490-9990

Our website address is: http://www.segnusa.com/seg/

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products and services. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

•	cash provided by operating activities;

•	available cash and cash investments; and

•	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market.

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If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion but have not yet grown. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer insurance. Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have been unable to obtain directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. While we are attempting to obtain such insurance, there can be no assurance that we will be able to do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Nevada law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income or any other measure to be indicative of our future operating results. Our future operating results will depend upon many other factors, including:

- the level of product and price competition,

- our success in expanding our business network and managing our growth,

- the ability to hire qualified employees, and

- the timing of such hiring and our ability to control costs.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists solely of current executive officers, which means that we do not have any outside or independent directors. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision making process of the Board. In this regard, our lack of an independent compensation committee presents the risk that our executive officers on the Board may have influence over his/their personal compensation and benefits levels that may not be commensurate with our financial performance. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting challenges we face. With solely officers sitting on the Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

We depend upon key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees. We believe each of our Officers and Directors possesses valuable knowledge about and experience, as well as a history of success in management, and that their knowledge and relationships would be difficult to replicate. We have not entered into an employment agreement any of our Officers and Directors and, although we are considering doing so, have not acquired key-person life insurance on any executive officer. The unexpected loss of the services of Mr. Hong could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

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Requirements associated with being a reporting public company will require significant company resources and management attention.

Once the registration statement of which this prospectus is a part is declared effective by the SEC, we will plan to file an 8A-12g, to be subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and legal, audit and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team and affiliates beneficially own approximately 66. 81% of our outstanding common stock. As a result, management will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)	election of our board of directors;

b)	removal of any of our directors;

c)	amendment of our articles of incorporation or bylaws; and

d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

Risks Related to the Offering and Our Common Stock

Our stock price is likely to be extremely volatile and our common stock; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock is likely to be extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. An active public market for our common stock does not currently exist, and even if it does someday exist, it may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

•	industry trends and the business success of our customers;

•	actual or anticipated fluctuations in our quarterly financial and operating results that vary from the expectations of our management or of securities analysts and investors;

•	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;

•	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;

•	regulatory and legislative developments in either China or the United States that effect our industry and our company;

•	litigation;

•	general market conditions;

•	other domestic and international macroeconomic factors unrelated to our performance; and

•	additions or departures of key personnel.

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The offering price per share of our common stock offered under this prospectus may not be indicative of the value of future price of our common stock and, therefore, may not be realized upon any future disposition of your shares of our common stock.

Because there is currently no active trading market for our common stock, our board of directors established the offering price for the common stock based on factors it considered appropriate, including the lack of recent trading prices for the common stock and its analysis of the Company’s future prospects. See “Determination of the Offering Price.”

Also, as noted above there is no underwriter involved in the offering. When an underwriter is involved, the offering price in an offering typically reflects market forces at work because the underwriter works with the issuer to price the offering, based on factors that include demand for the shares from securities dealers and the underwriter’s analysis of the issuer’s financial performance. Although imperfect and expensive, this process provides some protection that the offering price is the market price.

If you purchase shares in the offering, you may not be able to sell them at or above the offering price. The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded securities often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Accordingly, we cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the offering price.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. While most of these shares are held by our principal stockholder, who is also an executive officer, and we believe that such holder has no current intention to sell a significant number of shares of our stock, if he were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted, given his affiliate status) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. All shares of our common stock sold in this offering will be freely tradable without restriction under the Securities Act, except for any shares that are held or acquired by our affiliates, as that term is defined in the Securities Act.

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There is a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

Our stock is quoted on the OTC Markets Group OTCQB Market Tier (“OTCQB”). Stocks quoted on the OTCQB have less liquidity and fewer buyers and sellers than stock exchanges such as NASDAQ and the New York Stock Exchange. There is currently no market for our common stock. If an active trading market for our stock does not develop, you may not be able to sell your shares in an efficient manner and the sale of a large number of shares at one time could temporarily depress the market price. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time. For these reasons, our common stock should not be viewed as a short-term investment. Furthermore, a trading market for our common stock may never develop and you could end up holding your shares indefinitely.

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates). We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile. There is currently no market for our common stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

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We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Success Entertainment Group International, Inc. and could depress our stock price.

Our amended articles of incorporation authorize 75,000,000 shares of common stock, of which 75,000,000 are currently outstanding, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute your ownership interest in our company.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward- looking statements as defined by federal securities laws. For this purpose, forward- looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward looking information is based on various factors and was derived using numerous assumptions. Such forward-looking statements include, but are not limited to:

•

statements regarding our anticipated financial and operating results, including anticipated sources of revenues, when we expect to begin to receive revenues with respect to services we provide and anticipated;

•	statement regarding anticipated future sources of revenues;

•	statement regarding management’s expectation with respect to future acquisitions producing more significant revenues during the in the future;

•	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;

•	statements regarding the anticipated timing and impact of our pending acquisitions;

•	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

•	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in the pace of legislation;

•	other regulatory developments that could limit the market for our products;

•	our ability to successfully integrate acquired entities;

•	competitive developments, including the possibility of new entrants into our primary markets;

•	the loss of key personnel; and

•	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

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DETERMINATION OF THE OFFERING PRICE

Selling stockholders will offer the common stock at a fixed price of $2.00 per share.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

You should not assume or expect that, after the offering, our shares of common stock may not trade at or above the offering price and may decline during or after the offering. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the prices paid by previous investors in or Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Success Entertainment Group International, Inc. and could depress our stock price.”

The price of the current offering is fixed at $2.00 per common share. This price is significantly higher than the price paid by our shareholders for common equity since the Company’s inception.

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

Between December 2013 and March 2014, the Company sold 2,360,000 shares of common stock for cash proceeds of $23,600 at $0.01 per share.

In August 2017, the Company signed stock subscription agreement to sell its stock at $0.001 per share. As of September 30, 2017, the Company received $64,640 in advance to issue 64,640,000 shares.

MARKET FOR COMMON STOCK, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the OTC Markets under the symbol “SEGN.” The following quotations, obtained from Stockwatch, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

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The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Markets

Quarter Ended	High	Low
December 31, 2017	$5.00	$5.00
September 30, 2017	$5.00	$5.00
June 30, 2017	$5.00	$5.00
March 31, 2017	$5.00	$5.00
December 31, 2016	$3.00	$3.00
September 30, 2016	$3.00	$3.00
June 30, 2016	$3.00	$3.00
March 31, 2016	$3.00	$3.00
December 31, 2015	$3.00	$3.00
September 30, 2015	$2.00	$2.00
June 30, 2015	$2.00	$2.00
March 31, 2015	$0.01	$0.01
December 31, 2014	*	*

____________

* No trades occurred during this period.

Our shares are issued in registered form. VSTOCK Transfer LLC, 18 Lafayette Place, Woodmere, New York, 11598 (Main 212.828.8436, Direct to Young Kim, young@vstocktransfer.com) is the registrar and transfer agent for our common shares.

On April 3, 2018, the shareholders’ list showed 18 registered shareholders with 75,000,000 common shares outstanding.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Convertible Securities

As of December 31, 2017, we did not have any convertible securities outstanding.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

We sold 64,640,000 of common stock to various shareholders in August 2017.

Purchase of Equity Securities by the Issuer and Affiliated Purchasers

The Company did not purchase any of our shares of common stock or other securities during our fourth quarter of our fiscal year ended December 31, 2017. Some affiliates of the Company were involved in the stock issuance in August 2017, and this was addressed in previous 10-Q and 8-K Filings. It will also be discussed further in the soon-coming S-1 Registration Statement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

This prospec tus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our audited consolidated financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common stock” refer to shares of our common stock.

Current Business

Our current focus and operations is the production of Internet movies in China, for distribution in China. Specifically, we seek to produce dramatic, feature length films for the internet that appeal to teens and young adults and which incorporate inspirational themes. In addition, we will seek to sell distribution rights for these films, and to develop and sell promotional and other products related to these films throughout the world.

Our majority shareholder, Success Holding Group Corp. USA is also the majority shareholder of Success Holding Group International Inc., which is engaged in the production of internet movies with a focus on serial or episodic films and short films. In contrast, our focus is on production of non-series and feature length internet movies.

Currently, our management is seeking and evaluating opportunities for our company to produce an internet movie, or participate in the production of an internet movie as a financial partner, development partner, or production partner. In that regard we are seeking and evaluating film concepts, screenplays, financing opportunities, branding opportunities, and prospective creative and financial partners. As at the date of this prospectus, we have not entered into any definitive agreement with any third parties and have not commenced pre-production or production of any film. We anticipate that we will require an operating budget between $300,000 and $1,000,000 to execute our first film project, depending on the scope of our participation and the scale of the project.

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Results of Operations for the Years Ended December 31, 2017 and 2016.

Our operating results for the years for the Years Ended December 31, 2017 and 2016:

	Year Ended
	December 31,
	2017	2016
Revenue	$313,000	$-
Cost of revenues	$60,000	-
Operating expenses (general and administrative)	$277,162	$61,354
Net Income (Loss) from Operation before Taxes	$(24,162)	$(61,354)
Net Income (Loss)	$(24,162)	$(61,354)

Operating Revenues

Our company did not record any revenues during the years ended December 31, 2016. In the year ended December 31, 2017, the company recorded $313,000 in revenues.

Cost of Revenues

Our company did not record any cost of revenues during the years ended December 31, 2016. In the year ended December 31, 2017, the company recorded $6,000 in cost of revenues.

Operating Expenses and Net Loss

Operating expenses for the year ended December 31, 2017 were $277,162 compared with $61,354 for the year ended December 31, 2016. The increase in operating expense was primarily attributed to an increase in business activities, and management initiatives to grow the business and expand the shareholder base. Our expenses consisted entirely of general and administrative expenses, which included professional fees (legal, accounting, audit), annual and incidental corporate filing fees, filing fees associated with the electronic filing of our public disclosure documents, travel expense, communications expenses (telephone, internet) and incidental office expenses (mail, courier, etc.).

Our Net loss for the year ended December 31, 2017 was $24,162 compared with $61,354 for the year ended December 31, 2016.

Liquidity and Capital Resources

Working Capital

	At	At
	December 31,	December 31,
	2017	2016

Total Current Assets	$214,140	$459
Total Current Liabilities	$317,737	$144,534
Working Capital (deficit)	$(103,597)	$(144,075)

Cash Flows

	Year Ended
	December 31,	December 31,
	2017	2016
Net Cash used in Operating Activities	$104,920	$66,307
Cash provided by Financing Activities	$159,202	$53,265
Net Increase (Decrease) in Cash and Equivalents	$54,282	$(13,042)
Cash and Equivalents at end of the period	$54,742	$459

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As at December 31, 2017, our cash balance and total assets were $54,742 and $214,140, respectively, compared to $459 and $459 as at December 31, 2016. The increase was due to cash provided by financing activities and increase in accounts receivable.

As at December 31, 2017, we had total liabilities of $317,737 compared with total liabilities of $144,534 as at December 31, 2016. The increase in total liabilities is attributed to the increase of related party loans in 2017, as well as accrued expenses, notes payable to related parties, and accounts payable.

As at December 31, 2017, we had a working capital deficit of $103,597 compared with a working capital deficit of $144,075 as at December 31, 2016. The decrease in our working capital deficit was due to our increased total current assets.

Cash flow from Operating Activities

During the year ended December 31, 2017, we used $104,920 of cash for operating activities compared to the use of $66,307 of cash for operating activities during the year ended December 31, 2016. The increase in cash used for operating activities was mainly due to increase in accounts receivable.

Cash flow from Financing Activities

During the year ended December 31, 2017, we received $159,202 of cash from financing activities compared to $53,265 for the year ended December 31, 2016. The increase in cash provided by financing activities is due to an increase in proceeds from issuance of notes payable, proceeds from a stock issuance, and some related party loans.

Cash Requirements

Over the next 12 months we intend to carry on business as an Internet portal and next generation social media website. We anticipate that we will incur significant expenses in operating the business over the next 12 months, but cannot estimate accurately at this time the expenses.

In the event that we are unable to raise sufficient funds to implement our growth strategy, we intend to scale back our business plan commensurate with the financing available to us. In that regard, we estimate that we will require approximately $75,000 to maintain our basic business operations, which includes fulfilling our public reporting obligations, and continuing to seek opportunities to produce or to participate in the production of an internet video. Further, we estimate that development and production costs for an internet video production could vary, depending on the complexity of the project undertaken, the marquee value of key talent, the duration of the video, and the cost of the chosen location. We intend to tailor our production values to the budget available to us.

The funds we will require may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

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Going Concern

Our company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Our company does not have a source of revenue sufficient to cover our operation costs giving substantial doubt for it to continue as a going concern. Our company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that our company will be successful in either situation in order to continue as a going concern. Our company is funding our initial operations by way of issuing founder’s shares.

Our officers and directors have committed to advancing certain operating costs of our company, including legal, audit, transfer agency and Edgar filing costs, however they are under no obligation to provide additional financial support.

In order to continue as a going concern, our company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for our company by obtaining capital from management and significant shareholders sufficient to meet our minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that our company will be successful in accomplishing any of our plans.

The ability of our company to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if our company is unable to continue as a going concern.

Going Concern

The Company has incurred losses since Inception (January 30, 2013) resulting in an accumulated deficit of $204,937 as of December 31, 2017 that includes loss of $24,162 for the year ended December 31, 2017. The Company is still in development stage and has not created sufficient revenue to cover any operating losses it may incur. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Critical Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $54,742 and $459 of cash as of December 31, 2017 and 2016, respectively.

The Company’s bank accounts are deposited in insured institutions. At December 31, 2017 and 2016, the Company’s bank deposits did not exceed the insured amounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.

Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash, a related party loan and note payable related party. The carrying amount of these financial instruments approximates fair value due their short term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The major revenue streams of the Company are a series of human spirit stimulation training seminars. Training seminars have its agenda and speaking topics and other decoration details defined within the contract. The Company recognizes revenue when services have been provided, and collection is reasonably assured.

Advertising Costs

The Company policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 for the years ended December 31, 2017 and 2016.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

As at December 31, 2017 and 2016, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Income (Loss) per Share

Per Share Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The basic and diluted loss per share for the years ended December 31, 2017 and 2016 as follows:

	For the Years Ended
	December 31,
	2017	2016
Numerator
Net loss	$(24,162)	$(61,354)
Denominator
Weighted average common shares outstanding – basic	34,445,041	10,360,000
Dilution associated with stock subscription	-	-
Weighted average common shares outstanding – diluted	34,445,041	10,360,000

Loss per share	$(0.001)	$(0.006)

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of its operations.

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BUSINESS

Current Business

Our current focus and operations is the production of Internet movies in China, for distribution in China. Specifically, we seek to produce dramatic, feature length films for the internet that appeal to teens and young adults and which incorporate inspirational themes. In addition, we will seek to sell distribution rights for these films, and to develop and sell promotional and other products related to these films throughout the world.

Our majority shareholder, Success Holding Group Corp. USA is also the majority shareholder of Success Holding Group International Inc., which is engaged in the production of internet movies with a focus on serial or episodic films and short films. In contrast, our focus is on production of non-series and feature length internet movies.

Currently, our management is seeking and evaluating opportunities for our company to produce an internet movie, or participate in the production of an internet movie as a financial partner, development partner, or production partner. In that regard we are seeking and evaluating film concepts, screenplays, financing opportunities, branding opportunities, and prospective creative and financial partners. As at the date of this prospectus , we have not entered into any definitive agreement with any third parties and have not commenced pre-production or production of any film. We anticipate that we will require an operating budget between $300,000 and $1,000,000 to execute our first film project, depending on the scope of our participation and the scale of the project.

Competition

The film production industry in China is intensely competitive. We intend to compete with numerous individuals and companies of varying size, including many major production companies and multi-media conglomerates, which have substantially greater creative, technical, financial and operational resources and staffs. Accordingly, we will face a high degree of competition for access to skilled personnel, distribution channels, financing and market share.

Compliance with Government Regulation

The following summary discusses the principal regulations that materially affect the business of our Company.

Regulation Affecting the Production of Films in China

The principal regulation governing foreign ownership of our business in the PRC is the Foreign Investment Industrial Guidance Catalogue, effective as of April 10, 2015 (the “Catalogue”). Investment activities in the PRC by foreign investors are principally governed by the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission (“NDRC”). The Catalogue divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally deemed as constituting a fourth “permitted” category and open to foreign investment unless specifically restricted by other PRC regulations. Currently, the production of “broadcasting and TV programs and film-making” falls into the restricted category, and is limited to contractual joint ventures. Accordingly, we are required to enter into a joint-venture with a Chinese partner in order to produce film and video content in China.

Regulations Affecting Distribution of Digital Media Content in China

Restrictions on the Publication of Content on Servers located in China.

In February, 2016, China’s State Administration of Press, Publication, Radio, Film and Television (SARFT) and the Ministry of Industry and Information Technology (MIIT), announced new regulations which serve to aggregate several existing policies to ease the enforcement of rules governing online publishing. Entitled, Administrative Regulations for Online Publishing Services (“Online Publishing Regulations”), the regulations prohibit companies with foreign ownership of any kind, including foreign joint ventures, from engaging in online publishing from servers located in China, though they allow foreign-invested firms to cooperate with Chinese companies on individual projects, as long as they obtain prior permission from authorities. The rules took effect on March 10, 2016 and require all involved in online publishing to receive a permit to do so.

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Publication of Content on Servers Located Outside of China

The Online Publishing Regulations apply broadly to any “online publishing services provided within the borders of the PRC.” (Art. 2.) This presumably continues the approach to jurisdictional nexus of existing internet regulation in China: if active content resides on or is provided through servers located within the PRC, the jurisdictional nexus is satisfied and the law applies. If the provider maintains its servers outside of China, the law does not apply. However, as a practical matter, SAPPRFT and MIIT oversee online content published into China from offshore, and may use other means to interrupt what they deem as unsuitable content., as Chinese authorities frequently impose censorship policies through the use of firewalls by degrading or interrupting access to content served from offshore servers into China.

Censorship of Content in China

China has no motion picture rating system, and films must therefore be deemed suitable by Chinese censors for all audiences in order to be shown in the country. Officially, the censorship system is designed to promote Confucian morality, political stability and social harmony. Films must be submitted to the State Administration of Press, Publication, Radio, Film and Television (SARFT) for censorship prior to being cleared for import into China. This entails a three-step process:

1.	The filmmakers submit their screenplay or finished film to the Censorship Board for review. The board has 30 days to offer a response, but often takes longer to do so;

2.

SARFT then offers comments, and often suggestions, for altering the film to meet censorship requirements. The filmmakers are given the opportunity to make modifications to comply with any requested changes;

3.	The script or film is re-submitted to SARFT for review of the changes and an approval decision.

If the filmmakers object to the results of the review process, they can apply for an additional review within 30 days;

•	Films are prohibited from containing the following contents, as stipulated in Article 25 of the Film Regulations:

o	Opposing the fundamental principles laid down in the Constitution of the P.R.C.;

o	Jeopardizing the unification, sovereignty and territorial integrity of the State;

o	Divulging State secrets, jeopardizing the security of the State, or impairing the prestige and interests of the State;

o	Inciting hatred and discrimination among ethnic groups, harming their unity, or violating their customs and habits;

o	Propagating cults and superstition;

o	Disrupting public order and undermining social stability;

o	Propagating obscenity, gambling or violence, or abetting to commit crimes;

o	Insulting or slandering others, or infringing upon the legitimate rights and interests of others;

o	Jeopardizing social ethics or fine national cultural traditions.

Research and Development

We did not incur any research or development expenditures over the last two fiscal years.

Intellectual Property

We do not currently have any intellectual property.

Employees

Our management consists of Mr. Steve Chen, our Chairman of the Board of Directors, Mr. Chris (Chi Jui) Hung, our Chief Executive Officer, and Mr. Brian Kistler, our President. They currently provide their services as independent contractors to our company, on a non-exclusive basis and without compensation. We currently have no full time or part-time employees. We anticipate that our personnel requirements will increase as we increase our film development activities and commence production of our first film. Because of the cyclical and intermittent nature of film development and production, we intend to engage the services of independent contractors on an as needed basis.

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Real Property

Our executive, administrative and operating offices are located at 215 North Jefferson St. Ossian, Indiana 46777. We pay $300 per month for shared use of the space. The lease is currently on a month to month basis. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

MANAGEMENT OF SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

Executive Officers and Directors

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed

Steve Andrew Chen 215 North Jefferson St. Ossian, Indiana 46777	Chairman of the Board of Directors and former Chief Executive Officer.	49	July 14, 2014 (resigned as Chief Executive Officer December 2, 2014)

Brian Kistler 215 North Jefferson St. Ossian, Indiana 46777	President, Secretary and Director	60	July 14, 2014 (resigned as Chief Financial Officer and Treasurer on July 14, 2017)

Chris (Chi Jui) Hong 215 North Jefferson St. Ossian, Indiana 46777	Chief Executive Officer and Director	57	July 14, 2014 (as director) December 2, 2014 (as Chief Executive Officer)

Frank Tseng 215 North Jefferson St. Ossian, Indiana 46777	Chief Financial Officer, Treasurer	60	July 14, 2017

Tony Chang 215 North Jefferson St. Ossian, Indiana 46777	Chief Operating Officer	42	January 15, 2018

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Steve Chen. During the past twenty years, Mr. Chen has been involved with a number of merger and acquisition activities involving both publicly traded and private companies. Several of the acquisitions involved the integration of chain stores and brand names, fiber optics, alternative energy technology, the Internet and logistics. Mr. Chen is also a renowned inspirational marketing speaker and a top-selling author of numerous self motivation books and multi-media courses. Mr. Chen is current the chairman of Success Holding Group Inc. (Cayman Islands) and the chairman of Success Prime Corp. (Taiwan). Mr. Chen was born in Taiwan and studied at Pepperdine University. He currently resides in both Taiwan and China.

Brian Kistler. Mr. Kistler has extensive work history of over twenty five years in the financial services industry. He began working at the securities firm Edward Jones in 1987. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hilliard Lyons to develop the northeast area of Indiana. In 1999 Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in northern Indiana. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisers. Mr. Kistler left Raymond James in December 2005 to focus on the development of the Freedom Energy Holdings. Mr. Kistler is the founder of the Freedom Energy Holdings and serves as president and as its chief executive officer. Mr. Kistler serves as consultant to many public companies, assisting with the preparation and compliance of regulatory filings and corporate governance.

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Chris (Chi Jui) Hong. During the past thirty years, Mr. Hong has been involved in investment management specializing in business model innovation and capital investment. Mr. Hong has served as a member of board of directors for several publicly listed companies in Taiwan and Hong Kong, including Acme Food Groups, Sinho Group, SPC Inc. and ORFF Inc. Mr. Hong works between Taiwan and China. Mr. Hong will be focusing on acquisitions or mergers with potential candidate enterprises and businesses. He intends to target potential investments in approximately thirty well-known brands to assist the Company in becoming a major holding group over the next ten to twenty years. Mr. Hong graduated from Fu Jen Catholic University with a B.S. and EMBA degree majoring in mass communications.

Tony (Shi-Hao) Chang: From 2010 to 2012, Mr. Chang served as the Vice President of Guangdong Precious Metal Trading Center in 2012 where he was responsible for negotiating pricing and contracts with dealers and arranging for transportation of the metals subject to those transactions. Since 2013, when he joined the Company, he has coordinated various activities related to marketing and manages relationships with potential Chinese investors. Mr. Chang resides in China and is the focal point of our Chinese operations. Mr. Chang graduated from Taipei University where he received a bachelor’s degree in Management in 2001.

Frank Tseng. He has extensive experience related to finance and accounting, having worked for Asia Pacific Wire and Cable Corp., ABB Taiwan LTD, Phoenix Technologies LTD, and more. Mr. Tseng received his BBA in Accounting from National Cheng Chi University and his Master of Accountancy from Georgia State University. He is a Certified Public Accountant, a professional accreditation he received in Illinois. He has helped companies reach the NASDAQ Capital Market, oversee massive audit processes, and oversee large mergers and loans. In his role at SEGN, he will continue this path of excellence and help SEGN reach new heights.

Employment Agreements

Except as described below, we have no employment agreements with any of our directors or officers. All of our officers and directors currently provided their services to our company as independent contractors, on a non-exclusive basis, and without remuneration.

On January 15, 2018, the Company entered into an Employment Agreement with Tony Chang to serve as our Chief Operating Officer and perform such duties as the board of directors may assign to him. The agreement extends for a term of one year, subject to early termination by either party, in the case of the Company, only for death, disability or cause, which includes the conviction of Mr. Chang of a crime or his failure to perform his duties under the agreement, as determined by the board of directors. In the case of any termination of Mr. Chang other than for cause, he shall be entitled to receive the entire compensation due to him under the Agreement. Mr. Chang receives compensation equal to RMB45,000 per month plus an additional RMB4,000 for expenses incurred with maintaining an office. The agreement does not provide for an exclusive employment with the Company. Mr. Chang is required to devote only such time and attention to the affairs of the Company as are necessary to fulfill his obligations to the Company.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Compliance with Section 16(A) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have not yet adopted a code of ethics that applies to our sole officer and director, or persons performing similar functions because we are in the start-up phase and are in the process of establishing our operations. We plan to adopt a code of ethics as and when our company grows to a sufficient size to warrant such adoption.

Board and Committee Meetings

Our board of directors held no formal meetings during the year ended December 31, 2016. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Delaware Corporation Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Leadership Structure and Role in Risk Oversight

Mr. Steve Andrew Chen serves as Chairman of the Board of Directors and Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the Board of Directors oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Nomination Process

As of December 31, 2016, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this prospectus.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee or a committee performing similar functions. The board of directors as a whole participates in the review of financial statements and disclosure.

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the members of our board of directors.

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Executive Compensation

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2016 and 2015; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2016 or the fiscal year ended March 31, 2015, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Steve Andrew Chen, prior	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer [1]	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Brian Kistler, President, Secretary,	2017	$3,000	Nil	Nil	Nil	Nil	Nil	Nil	$3,000
Treasurer/Chief Financial Officer [2]	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Chris Hong, current	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer [3]	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Frank Tseng, Chief Financial Officer and Treasurer[4]	2017	$66,000	Nil	Nil	Nil	Nil	Nil	Nil	$66,000

 _______________

[1]	Steve Andrew Chen served as our Chief Executive Officer from July 14, 2014, until December 2, 2014.

[2]	Brian Kistler has served as our President, Secretary, Treasurer, and Chief Financial Officer since July 14, 2014.

[3]	Chris (Chi Jui) Hong has served as our Chief Executive Officer since December 2, 2014.

[4]	Frank Tseng joined the Company as its Chief Financial Officer on July 14, 2017.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2017 we did not grant any stock options.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

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Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

41

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. The mailing address for each director and officer identified in the table below is c/o the Company.

	Common Shares Owned	Percentage of Class
Directors and Officers

Steven Andrew Chen (1)	37,400,000	49.87%

Chris (Chi Jui) Hong (2)	7,995,000	10.66%

Brian Kistler (3)	0	0.00%

Frank Tseng (4)	0	0.00%

Tony Chang (5)	4,712,000	6.28%

All Officers and Directors as a Group	50,107,000	66.81%

Principal Stockholders

WEN-CHI HUANG	6,980,000	9.31%

KWANG-MEI KAO#	7,200,000	9.60%

HUEI-CHUAN KUO#	7,200,000	9.60%

 _______________

#	Addresses provided for Shareholders owning greater than 4.99%.
#	The mailing address for 1st Best Int’l Co, Ltd. is 5F, No 171, Sec 3, Roosevelt Rd, Taipei, Taiwan
#	The mailing address for Wen-Chi Huang is 10. No. 46, Sec 4, Zhongxiao East Road, Taipei, Taiwan
#	The mailing address for Kwang-Mei Kao is No. 76-5, Zhangxin St, Wenshan Dist, Taipei City 116, Taiwan
#	The mailing address for Huei-Chuan Kuo is No. 97-4, Jinghou St, Wenshan Dist, Taipei City 116, Taiwan
#	The mailing address for Steven Andrew Chen is 10F. No 46, Sec 4, Zhongxiao E. Rd, Taiwan
#	The mailing address for Chris Hong is 5F, No 171, Sec 3, Roosevelt Rd, Taipei, Taiwan
(1)

Steven Andrew Chen is the Company’s Chairman of the Board. He beneficially owns 37,400,000 shares of our Common Stock. This figure includes 7,400,000 shares in the name of 99999 Holdings, Inc., a Nevada corporation majority owned and controlled by Mr. Chen. This figure also attributes beneficial ownership of an additional 30,000,000 shares of our Common Stock held in the name of Success Holding Group Corp USA, a Nevada corporation which is controlled by Mr. Chen.

(2)

Chris Hong is the Company’s Chief Executive Officer. He beneficially owns 7,995,000 shares of our Common Stock. This figure includes 1,395,000 shares owned in the name of his wife, Wen-Li Hsu and an additional 6,600,000 shares of our Common Stock owned in the name of 1st Best Int’l Co., Ltd.

(3)	Brian Kistler is the Company’s President and Director.
(4)	Frank Tseng is the Company’s Chief Financial Officer.
(5)	Tony Chang is the Company’s Chief Operating Officer.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Certain Relationships and Related Transactions, and Director Independence

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2017, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Success Holdings Group Corp. USA paid certain operating costs on our behalf. The total amounts owed to Success Holdings Group Corp. USA as at December 31, 2016 and December 31, 2015 are $118,575 and $65,311, respectively.

The loan is unsecured, non-interest bearing and due on demand.

Director Independence

We currently act with three directors, consisting of Steve Andrew Chen, Chris Hong, and Brian Kistler.

42

We have determined that Steve Andrew Chen, Chris Hong or Brian Kistler are not independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Related Party Transactions

On April 24, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

On May 15, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

Success Holdings Group Corp. USA paid certain operating costs on our behalf. The total amount owed as at September 30, 2017 and December 31, 2016 are $127,687 and $118,575, respectively.

The loan is unsecured, non-interest bearing and due on demand.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors, (3) each of our executive officers listed in the summary compensation table, below, (4) all of our directors and executive officers as a group and (5) each selling stockholder. Other than as noted below, none of the selling stockholders has held any position or office, or had a material relationship, with Success Entertainment Group International, Inc. or any of its predecessors or affiliates.

Other than as indicated, each of the selling stockholders acquired their shares directly from the Company shortly after formation and each of them are friends or family of the Company’s CEO.

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To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering, assuming all the shares offered hereby are sold, as determined in accordance with Rule 13d-3 under the Exchange Act and are based on shares of our common stock outstanding as of the date hereof.

Other than as identified below, none of the selling stockholders are broker-dealers or affiliates of broker dealers.

Number and Percent of Class of Common Stock Owned

Immediately Prior to this Offering	Immediately After This Offering

	Shares Owned	Percentage	Shares Offered	Shares Owned	Percentage of Class

Steven Andrew Chen (1)	37,400,000	49.87%	0	37,400,000	49.87%
Chris (Chi Jui) Hong (2)	7,995,000	10.66%	0	7,995,000	10.66%
Brian Kistler (3)	0	0.00%	0	0	0.00%
Tony Chang (4)	4,712,000	6.28%	0	4,712,000	6.28%
Frank Tseng (5)	0	0.00%	0	0	0.00%
All Officers and Directors as a Group	50,107,000	66.81%	0	50,107,000	66.81%

CHENG-TA CHANG	2200000	2.93%	2200000	0	0.00%

GRUPOEURO CONSULTORES CO LTD	50000	0.07%	50000	0	0.00%
HSUEH FANG HSIEH	60000	0.08%	60000	0	0.00%
LI-HENG HSU	928000	1.24%	928000	0	0.00%
WEN-CHI HUANG#	6980000	9.31%	6980000	0	0.00%
PANG-CHENG HUNG	20000	0.03%	20000	0	0.00%
ROBIN HUNT	80000	0.11%	80000	0	0.00%
KWANG-MEI KAO#	7200000	9.60%	7200000	0	0.00%
HUEI-CHUAN KUO#	7200000	9.60%	7200000	0	0.00%
JONA-THAN LEE	40000	0.05%	40000	0	0.00%
YU LIN LEE	50000	0.07%	50000	0	0.00%
SU YU WEI	80000	0.11%	80000	0	0.00%
All Selling Stockholders as a Group	24,888,000	33.18%	24,888,000	0	0.00%

_______________

#	Addresses provided for Shareholders owning greater than 4.99%.
#	The mailing address for 1st Best Int’l Co, Ltd. is 5F, No 171, Sec 3, Roosevelt Rd, Taipei, Taiwan.
#	The mailing address for Shi-Hao Chang is Flat F, 24/F, Orchid Court, New Town Plaza Phase 3 Shatin, NT, Taiwan.
#	The mailing address for Wen-Chi Huang is 10. No. 46, Sec 4, Zhongxiao East Road, Taipei, Taiwan.
#	The mailing address for Kwang-Mei Kao is No. 76-5, Zhangxin St, Wenshan Dist, Taipei City 116, Taiwan.
#	The mailing address for Huei-Chuan Kuo is No. 97-4, Jinghou St, Wenshan Dist, Taipei City 116, Taiwan.
#	The mailing address for Steven Andrew Chen is 10F. No 46, Sec 4, Zhongxiao E. Rd, Taiwan.
#	The mailing address for Chris Hong is 5F, No 171, Sec 3, Roosevelt Rd, Taipei, Taiwan.
(1)

Steven Andrew Chen is the Company’s Chairman of the Board. He beneficially owns 37,400,000 shares of our Common Stock. This figure includes 7,400,000 shares in the name of 99999 Holdings, Inc., a Nevada corporation majority owned and controlled by Mr. Chen. This figure also attributes beneficial ownership of an additional 30,000,000 shares of our Common Stock held in the name of Success Holding Group Corp USA, a Nevada corporation which is controlled by Mr. Chen.

(2)

Chris Hong is the Company’s Chief Executive Officer. He beneficially owns 7,995,000 shares of our Common Stock. This figure includes 1,395,000 shares owned in the name of his wife, Wen-Li Hsu and an additional 6,600,000 shares of our Common Stock owned in the name of 1st Best Int’l Co., Ltd.

(3)	Brian Kistler is the Company’s President and Director.
(4)	Tony Chang is the Company’s Chief Operating Officer.
(5)	Frank Tseng is the Company’s Chief Financial Officer.

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PLAN OF DISTRIBUTION

Plan of Distribution for the Selling Stockholders’ Distribution of 29,600,000 Shares of Common Stock

The selling stockholders of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a fixed price of $2.00 per share. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

45

•	privately negotiated transactions;

•	market sales (both long and short to the extent permitted under the federal securities laws);

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	a combination of such methods of sale; or

•	any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In the event of the transfer by a selling stockholder of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus by filing of prospectus supplement in order to have the pledgee, donee or other transferee listed in place of the selling stockholder.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares, to exceed what is customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and the selling stockholders and/or broker-dealers will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

From time to time, the selling stockholder may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by the selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required by us in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M as discussed below. All of the foregoing may affect the marketability of the shares of common stock.

We will bear all expenses of the registration statement of which this prospectus is a part including, but not limited to, legal, accounting and printing fees. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction or both.

The selling stockholders are required to comply with: (i) the prospectus delivery requirements; and (ii) the applicable “blue sky” laws of the various states, in connection with the sale of its shares offered hereby. We will receive no proceeds from the sale of the selling stockholders’ shares pursuant to this prospectus.

The selling stockholders will act independently of Success Entertainment Group International, Inc. in making decisions with respect to the timing, manner and size of each sale or sale-related transfer.

46

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, as discussed below, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001par value per share, of which 75,000,000 shares are issued and outstanding as of the date hereof, and (ii) 0 shares of preferred stock, of which 0 are issued and outstanding as of the date hereof.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Preferred Stock

The Company has authorized 0 shares of preferred stock, of which 0 shares are issued and outstanding as of the date hereof.

Vstock Transfer, LLC currently serves as transfer agent for the Common Stock.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company currently has 0 of preferred stock authorized and 0 issued and outstanding as of the date hereof. The Board of Directors is authorized, without further stockholder approval, to issue from time to time any of our authorized but unissued shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

EXPERTS

The financial statements of Success Entertainment Group International, Inc. as of September 30, 2017 included in this prospectus and in the registration statement have been so included in reliance upon the report of Roger Yeh, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

John Z. Huang & Associates, will issue to Success Entertainment Group International, Inc. its opinion regarding the legality of the common stock being offered hereby.

DISCLOSURE OF COMMISSION’S POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

48

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Success Entertainment Group International, Inc.

We have audited the accompanying consolidated balance sheets of Success Entertainment Group International, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017. Success Entertainment Group International, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Success Entertainment Group International, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the results of operations and cash flows for each of the years in the two-year period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred accumulated deficit of $204,937 as of December 31, 2017 that includes loss of $24,162 for the year ended December 31, 2017. The Company is still in development stage of its business and has not created sufficient revenue to cover any operating losses it may incur. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA	Oakland
Gardens, New York	April 18, 2018

F-2

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016
Assets

Current assets
Cash	$54,742	$459
Accounts receivable, net	123,000	-
Advance to director	36,398	-
Total Current Assets	214,140	459

Total Assets	$214,140	$459

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued expenses	$62,103	$25,959
Loan - related party	133,669	118,575
Total Current Liabilities	317,737	144,534

Total Liabilities	317,737	144,534

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized; 75,000,000 shares issued and outstanding as of December 31, 2017 and 10,360,000 shares issued and outstanding as of December 31, 2016	75,000	10,360
Additional paid in capital	26,340	26,340
Accumulated deficit	(204,937)	(180,775)
Total stockholders' equity (deficit)	(103,597)	(144,075)
Total liabilities and stockholders' equity (deficit)	$214,140	$459

See Notes to Consolidated Financial Statements

F-3

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31
	2017	2016

Revenue	$313,000	$-
Cost of Revenues	60,000	-
Gross Profit	253,000	-

Operating Expenses
General and administrative	277,162	61,534

Net Income (Loss) from Operation before Taxes	(24,162)	(61,354)

Provision for Income Taxes	-	-

Net Income (Loss)	$(24,162)	$(61,354)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common
Shares Outstanding Basic and diluted	34,445,041	10,360,000

See Notes to Consolidated Financial Statements

F-4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2015	10,360,000	$10,360	$26,340	$(119,421)	$(82,721)

Net loss for the year ended December 31, 2016	-	-	-	(61,354)	(61,354)

Balance, December 31, 2016	10,360,000	$10,360	$26,340	$(180,775)	$(144,075)

Shares issued for Proceeds	64,640,000	64,640			64,640

Net loss for the year ended December 31, 2017	-	-	-	(24,162)	(24,162)

Balance, December 31, 2017	75,000,000	$75,000	$26,340	$(204,937)	$(103,597)

See Notes to Consolidated Financial Statements

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SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31
	2017	2016
Operating Activities
Net loss of the period	$(24,162)	$(61,354)
Accounts receivable (increase) decrease	(123,000)	-
Advance to director (increase) decrease	(36,398)	-
Accounts payable increase (decrease)	40,000	-
Accrued expenses increase (decrease)	36,143	(4,953)
Other payables increase (decrease)	2,497	-
Net cash used in operating activities	(104,920)	(66,307)

Financing Activities
Proceeds from issuance of notes payable	$79,468	$-
Loans from related parties	15,094	53,265
Proceeds from issuance of stock	64,640	-
Net cash provided by financing activities	159,202	53,265

Net increase (decrease) in cash and equivalents	54,282	(13,042)

Cash and equivalents at beginning of the period	459	13,501
Cash and equivalents at end of the period	$54,742	$459

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See Notes to Consolidated Financial Statements

F-6

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Success Entertainment Group International, Inc. (“the Company”, ”we”, ”us”, or “our”) was incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, there was a change in control of the Company.

In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the "Stock Purchase Agreement") by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the "Control Block Seller"), and Success Holding Group Corp. USA, a Nevada corporation (the "Control Block Purchaser"), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals: (i) Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief Financial Officer.

Effective July 14, 2014, our Board of Directors and majority shareholders approved an amendment to our articles of incorporation to change our name to "Success Entertainment Group International Inc." (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing our name to "Success Entertainment Group International Inc."

Effective on July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the "Release Agreement") with Marek Tomaszekwsi, the Company's prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the "Creditor"), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the "Released Debt"). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company will now be the production and development of internet videos and training videos.

On December 1, 2014 the Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

On November 19, 2015, the Company acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, the Company acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. The Company made these acquisitions for future investment purpose. In 2016, the Company discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

On December 14, 2017, the Company acquired 100% shares of Success Events (Hong Kong) Limited, a company registered in Hong Kong Special Administrative Region. Success Events (Hong Kong) Limited holds 60% shares of Shenzhen Internet Media Co., Ltd. and 100% shares of Distribution Network Inc. Shenzhen Internet Media Co., Ltd was registered in China. Distribution Network Inc. was registered in Seychelles and its main business is holding seminar in Great China Area.

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NOTE 2 – GOING CONCERN

The Company has incurred losses since Inception (January 30, 2013) resulting in an accumulated deficit of $204,937 as of December 31, 2017 that includes loss of $24,162 for the year ended December 31, 2017. The Company is still in development stage and has not created sufficient revenue to cover any operating losses it may incur. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $54,742 and $459 of cash as of December 31, 2017 and 2016, respectively.

The Company’s bank accounts are deposited in insured institutions. At December 31, 2017 and 2016, the Company’s bank deposits did not exceed the insured amounts.

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Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.

Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash, a related party loan and note payable related party. The carrying amount of these financial instruments approximates fair value due their short term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The major revenue streams of the Company are a series of human spirit stimulation training seminars. Training seminars have its agenda and speaking topics and other decoration details defined within the contract. The Company recognizes revenue when services have been provided, and collection is reasonably assured.

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Advertising Costs

The Company policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 for the years ended December 31, 2017 and 2016.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

As at December 31, 2017 and 2016, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Income (Loss) per Share

Per Share Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The basic and diluted loss per share for the years ended December 31, 2017 and 2016 as follows:

	For the Years Ended
	December 31,
	2017	2016
Numerator
Net loss	$(24,162)	$(61,354)
Denominator
Weighted average common shares outstanding – basic	34,445,041	10,360,000
Dilution associated with stock subscription	-	-
Weighted average common shares outstanding – diluted	34,445,041	10,360,000

Loss per share	$(0.001)	$(0.006)

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of its operations.

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NOTE 4 – ADVANCE TO DIRECTOR

As of December 31, 2017, Chris (Chi Jui) Hong, (Chief Executive Officer and Director of the Company), had an outstanding payable amount of $36,398 to the Company which the Company has advanced the amount to him to pay administrative and operating expenses.

NOTE 5 – NOTES PAYABLE – RELATED PARTY

On April 24, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong (Chi Jui), the Company’s Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

On May 15, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

On October 17, 2017, the Company repaid Steve Andrew Chen $15,032.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

Success Holdings Group Corp. USA, our parent company, paid certain operating costs on our behalf. The total amount owed as at December 31, 2017 and December 31, 2016 are $133,669 and $118,575, respectively.

The loan is unsecured, non-interest bearing and due on demand.

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NOTE 7 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

Between December 2013 and March 2014, the Company sold 2,360,000 shares of common stock for cash proceeds of $23,600 at $0.01 per share.

In August 2017, the Company issued 64,640,000 shares of common stock for cash proceeds $64,640 at 0.001 per share.

There were 75,000,000 and 10,360,000 shares of common stock issued and outstanding as of December 31, 2017 and 2016, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Contractual

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Legal

We were not subject to any legal proceedings on December 31, 2017 and 2016 and no legal proceedings are pending or threatened to the next of our knowledge or belief.

NOTE 9 – INCOME TAXES

The has cumulative net operating tax loss carryover (the “NOL”) of $204,937 on December 31, 2017, which are not likely to be fully realized and consequently a full valuation allowance has been established relating to this deferred tax assets. The final portion of the NOL will expires in 20 years.

The provision for Federal income tax consists of the following:

	For the Years Ended December 31,
	2017	2016
Federal income tax benefit attributable to:
Current operations	$8,215	$20,860
Less: valuation Allowance	(8,215)	(20,860)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31	December 31
	2017	2016
Deferred tax assets attributable to:
Net operating loss carryover	$69,679	$61,463
Less: valuation Allowance	(69,679)	(61,463)
Net deferred tax assets	$-	$-

F-12

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

SEC Registration Fee:	$7,370.40
*Blue Sky fees and expenses:	$5,000.00
Legal fees and expenses:	$9,800.00
Accounting fees and expenses:	$1,000.00
*Printing expenses:	$1,000.00
*Miscellaneous	$2,500.00
*Total:	$26,670.40

_______________

* Estimated.

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to enter into compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

Between December 2013 and March 2014, the Company sold 2,360,000 shares of common stock for cash proceeds of $23,600 at $0.01 per share.

In August 2017, the Company sol d 64,640,000 shares in consideration of the payment of $64,640.

The offers, sales and issuances of securities referenced above, were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act and appropriate legends were affixed to the securities issued in such transactions.

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Item 16. Exhibits and Financial Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

a. Financial Statements

1. A udited Consolidated Financial Statements and Notes for the period ended December 31, 2017.

b. Exhibits

3.1	Articles of Incorporation of Registrant, as amended *

3.2	Bylaws of Registrant *

5.1	Opinion of Regarding Legality of the Securities Being Registered^

10.1	Contract for Brand Authorization dated June 28, 2017 between the Registrant and Steve Andrew Chen.@

10.2	Global Fans Club Establishment and Management and Authorization Agreement between Double Growth Investment Ltd., a wholly owned subsidiary of the Registrant, and Steve Andrew Chen#

10.3	Employment Agreement dated January 15, 2018 between the Registrant and Chang, Shi-Hao (Tony).**

21.1	List of Subsidiaries of the Registrant. %

23.1	(included in Exhibit 5.1)^

23.2	Consent of Yichien Yeh, CPA+

__________

* Incorporated by reference to the Company’s Form S-1 filed with the Commission on May 7, 2013.

^ Incorporated by reference to the Company’s registration statement on Form S-1 as filed with the Commission on January 3, 2018.

# Incorporated by reference to exhibit 1.1 of the Company’s current report on Form 8-K as filed with the Commission on July 7, 2017.

@ Incorporated by reference to exhibit 2.1 of the Company’s current report on Form 8-K as filed with the Commission on August 1, 2017.

** Incorporated by reference to exhibit 10.1 of the Company’s current report on Form 8-K as filed with the Commission on January 22, 2018.

% Incorporated by reference to the Company’s registration statement on Form S-1 as filed with the Commission on Feb ruary 22 , 2018.

+ Filed herewith

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of High Point, State of Nevada on April 25, 2018.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

Date: April 25, 2018	By:	/s/ Chris Hong
	Name:	Chris Hong
	Its:	Chief Executive Officer;
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Chris Hong	Chief Executive Officer	April 25, 2018
Chris Hong	(Principal Executive Officer and Director)

/s/ Frank Tseng	Chief Financial Officer	April 25, 2018
Frank Tseng	(Principal Financial Officer)

/s/ Brian Kistler	Chief Executive Officer	April 25, 2018
Brian Kistler	(President, Secretary, and Director)

/s/ Steven Chen	Chief Executive Officer	April 25, 2018
Steven Chen	(Chairman of the Board and Director)

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